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                                                   Adopted:  September 1, 1996
                              First Amendment and Restatement:  March 18, 1998


                             MAGNA GROUP, INC.
                          AMENDED AND RESTATED
                   DIRECTORS DEFERRED COMPENSATION PLAN

1.    PURPOSE

      The purposes of the Magna Group, Inc. Amended and Restated Directors Deferred Compensation Plan (the "Plan") are to provide members of the Board of Directors of Magna Group, Inc. (the "Company") and certain affiliates or subsidiaries of the Company ("Affiliate") who are not employees of the Company and any of its Affiliates ("Non-Employee Directors" as defined below) the opportunity to acquire an equity interest in the Company in order to attract and retain well-qualified individuals to serve as Non-Employee Directors and to enhance the identity of interests between Non-Employee Directors and the stockholders of the Company. The Plan permits each Non-Employee Director to elect to defer the receipt of all or any portion of any retainer, committee chair, and/or meeting fees. A Non-Employee Director's interest under the Plan shall be expressed in Stock Units equivalent to shares of the Company's Common Stock ("Shares"). The Plan may be adopted by any Affiliate with the consent of the Company.

2.    TERM

      The Plan shall be effective as of September 1, 1996, and shall remain in effect until terminated by the Board of Directors ("Board") of the Company; provided, however, that the issuance of Shares under the Plan shall be conditioned upon the effectiveness of a registration statement covering the Shares.

3.    ELIGIBILITY FOR PARTICIPATION

      A Non-Employee Director is an individual who is a member of the Board of Directors of the Company or of the Board of Directors of an Affiliate which has adopted the Plan ("Participating Affiliate") and who is not an employee of the Company and any Affiliate. A Non-Employee Director shall be eligible to participate in the Plan and elect, in accordance with Section 4(a) of the Plan, to defer the receipt of all or any portion of a retainer, committee chair, and/or meeting fees ("Fees") payable by the applicable Company or Participating Affiliate for services on the Board of Directors of the Company or such Participating Affiliate.

4.    DEFERRAL OF FEES

      (a) DEFERRAL ELECTIONS: Commencing on the effective date of the Plan, each Non-Employee Director may elect to defer the receipt of all or any portion of Fees payable to such Non-Employee Director; provided that no deferral election may be made in an amount less than $200.00 per month. Each deferral election is irrevocable and must be made on or before December 31 of the calendar year immediately preceding the calendar year during which the Fees will be earned;



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            provided however, a Non-Employee Director who first becomes eligible to participate in the Plan on or after July 1 of a calendar year must make a deferral election within 30 days of becoming eligible to participate in the Plan with respect to Fees earned during the remainder of that calendar year and for Fees earned during the following calendar year. A deferral election for Fees earned during the period September 1, 1996 through December 31, 1997 may be made on or before September 18, 1996. Anything contained herein to the contrary notwithstanding, a Non-Employee Director may not revoke, change or make a deferral election if such director has made an opposite-way election under any plan of the Company within the previous six months. A deferral election will continue in effect for subsequent calendar years unless changed or revoked by the Non-Employee Director on or before December 31 of the calendar year immediately preceding the calendar year for which such change or revocation is effective. This deferral election right will terminate as of the close of business on March 31, 1998.

            The Non-Employee Director shall elect the time and form of distribution with respect to the Fees being deferred pursuant to each deferral election. An election as to the time and the form of distribution with respect to Fees being deferred for a year may not be changed after the beginning of the year to which such election relates.

      (b) CREDITING DEFERRAL AMOUNTS TO ACCOUNTS: Amounts deferred pursuant to Section 4(a) shall be credited to a bookkeeping reserve account maintained by the Company ("Stock Unit Account") as of the last day of the month in which such amounts would have been paid in cash. The number of Stock Units credited to the Stock Unit Account of a Non-Employee Director of the Company shall equal one hundred twenty-five percent (125%) of the amount deferred divided by the Fair Market Value (as defined in Section 10 hereof) of a Share on the last day of the month (or such other date as determined by the Committee but not earlier than the date such Non-Employee Director would have otherwise been paid such deferred amounts) in which such deferral amount would have been paid but for the deferral election pursuant to Section 4(a). The number of Stock Units credited to the Stock Unit Account of a Non-Employee Director of a Participating Affiliate shall equal one hundred (100%) of the amount deferred divided by the Fair Market Value (as defined in Section 10 hereof) of a Share on the last day of the month (or such other date as determined by the Committee but not earlier than the date such Non-Employee Director would have otherwise been paid such deferred amounts) in which such deferral amount would have been paid but for the deferral election pursuant to Section 4(a). Such calculation of Stock Units shall be carried to three decimal places.

      (c) The Stock Units credited to the Non-Employee Director's Stock Unit Account from time to time shall constitute the Non-Employee Director's entire benefit under this Plan.


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5.    ADDITIONS TO DEFERRED ACCOUNTS

      As of each dividend payment date with respect to Shares, there shall be credited to each Non-Employee Director's Stock Unit Account an additional number of Stock Units equal to (i) the per-share dividend payable with respect to a Share on such date multiplied by (ii) the number of Stock Units held in the Stock Unit Account as of the close of business on the first business day prior to such dividend payment date and, if the dividend is payable in cash or property other than Shares, divided by (iii) the Fair Market Value of a Share on such business day. For purposes of this Section 5, "dividend" shall include all dividends, whether normal or special, and whether payable in cash, Shares or other property. The calculation of additional Stock Units shall be carried to three decimal places.

6.    VESTING OF ACCOUNTS

      All Stock Units credited to a Non-Employee Director's Stock Unit Account pursuant to this Plan shall be at all times fully vested and nonforfeitable.

7.    PAYMENT OF ACCOUNTS

      (a) TIME OF PAYMENT: Payment of the Stock Units to a Non-Employee Director shall commence in January of the year of payment specified by the Non-Employee Director in the deferral election; provided that (i) if the Non-Employee Director ceases to be a Non-Employee Director solely because of the Non-Employee Director's disability, or (ii) if the Non-Employee Director applies for a hardship withdrawal and the Committee in its sole discretion determines that a hardship exists, an immediate lump sum distribution of Shares shall be made to the Non-Employee Director. A distribution on account of hardship may be in an amount equal to all or any portion of the Non-Employee Director's Stock Unit Account, as the Committee shall determine. In the event of the death of the Non-Employee Director before the Director's Stock Unit Account has been fully distributed, the Non-Employee Director's Stock Unit Account shall be paid in one lump sum to the Non-Employee Director's Beneficiary as soon as practicable following the date of death of the Non-Employee Director.

      (b) FORM OF PAYMENT: If a benefit is paid in the form of a single sum, such benefit shall be paid in whole Shares and cash representing any fractional Share. If a benefit is being paid in installment payments, the number of Shares to be paid shall be determined initially by dividing the number of Stock Units credited to the Non-Employee's Stock Unit Account by the number of installment payments and rounding to the nearest number of whole Stock Units; each subsequent payment shall be determined by dividing the number of Stock Units remaining in the Stock Unit Account by the number of installments remaining to be paid and rounding to the nearest number of whole Stock Units. Each installment payment shall consist of whole number of Shares with the last installment payment consisting of whole number of Shares and cash representing any fractional Share. The Company shall issue and deliver to the Non-Employee Director a stock certificate


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            for payment of Stock Units as soon as practicable following the date on which the Stock Units, or any portion thereof, become payable.

      (c) FORM OF DISTRIBUTION: Distributions shall be made from the Stock Unit Account of a Non-Employee Director in whichever of the following methods the Non-Employee Director elects at the time of the deferral election:

            (i)   A single sum.

            (ii)  Annual installments over a period not to exceed 10 years.

            If all or any portion of the Stock Unit Account is being distributed in installments, the portion of the account being held for future distribution shall continue to be credited with additional Stock Units for dividends as provided in Section 5.

8.    SHARES SUBJECT TO THE PLAN

      The aggregate number of Shares that may be subject to issuance under the Plan shall not exceed 25,000, subject to adjustment as provided in
      Section 9 of the Plan.

9.    ADJUSTMENTS AND REORGANIZATION

      In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting Shares or the price of Shares, such proportionate adjustments, if any, as the Board in its sole discretion may deem appropriate to reflect such change shall be made with respect to the aggregate number of Shares that may be issued under the Plan, and each Stock Unit held in the Stock Unit Accounts. Any adjustments described in the preceding sentence shall be carried to three decimal places.

10.   FAIR MARKET VALUE

      Fair Market Value of a share of Stock for all purposes under the Plan shall mean, for any particular date, (i) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when the Stock is authorized as a Nasdaq National Market security, the last transaction price per share quoted by The Nasdaq Stock Market (the "Nasdaq"), (ii) for any period during which the Stock shall not be listed for trading on a national securities exchange or authorized as a Nasdaq National Market security, but when the Stock is authorized as a Nasdaq SmallCap Market security, the closing bid price as reported by the Nasdaq, (iii) for any period during which the Stock shall be listed for trading on a national securities exchange, the closing price per share of Stock on such exchange as of the close of such trading day or (iv) the market price per share of Stock as determined by a nationally recognized investment banking firm selected by the Board of Directors in the event neither (i), (ii) nor (iii) above shall be applicable. If Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair


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      Market Value on that day shall be the Fair Market Value on the preceding day when the markets were open.

11.   TERMINATION OR AMENDMENT OF PLAN

      (a) IN GENERAL: The Board may at any time by resolution terminate, suspend or amend this Plan. If the Plan is terminated by the Board, no deferrals may be credited after the effective date of such termination, but previously credited Stock Units and additional credits which may be made to reflect earnings on such units shall remain outstanding in accordance with the terms and conditions of the Plan.

      (b) WRITTEN CONSENTS: No amendment may adversely affect the right of any Non-Employee Director to have dividend equivalents credited to a Stock Unit Account or to receive any Shares pursuant to the payout of such accounts, unless such Non-Employee Director consents in writing to such amendment.

12.   GOVERNMENT REGULATIONS

      (a) The obligations of the Company to issue any Shares under this Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

      (b) Subject to the provisions of Section 11, the Board may make such changes in the design and administration of this Plan as may be necessary or appropriate to comply with the rules and regulations of any governmental authority.


13.   MISCELLANEOUS

      (a) UNFUNDED PLAN: Nothing contained in this Plan and no action taken pursuant to the provisions hereof shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and a Non-Employee Director, the Non-Employee Director's designate or any other person. The Plan shall be unfunded with respect to the Company's obligation to pay any amounts due, and a Non-Employee Director's rights to receive any payment with respect to any Stock Unit Account shall be not greater than the rights of an unsecured general creditor of the Company.

            The Company shall establish a Rabbi Trust to accumulate Shares to fund the obligations of the Company pursuant to this Plan. Payment from the Rabbi Trust of amounts due under the terms of this Plan shall satisfy the obligation of the Company to make such payment. In no event shall any Non-Employee be entitled to receive payment of an amount from the Company that the Director received from the Rabbi Trust.


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      (b)   ASSIGNMENT; ENCUMBRANCES:  The right to have amounts credited to a Stock Unit Account and the right to receive payment with respect to such Stock Unit Account under this Plan are not assignable or transferable and shall not be subject to any encumbrances, liens, pledges or charges of the Non-Employee Director or to the claims of the Non-Employee Director's creditors. Any attempt to assign, transfer, hypothecate or attach any rights with respect to or derived from any Stock Unit shall be null and void and of no force and effect whatsoever.

      (c) DESIGNATION OF BENEFICIARIES: A Non-Employee Director may designate in writing a beneficiary or beneficiaries to receive any distribution under the Plan which is made after the Non-Employee Director's death; provided, however, that if at the time any such distribution is due, there is no designation of a beneficiary in force or if any person (other than a trustee or trustees) as to whom a beneficiary designation was in force at the time of such Director's death shall have died before the payment became due and the Non-Employee Director has failed to provide in such beneficiary designation for any person or persons to take in lieu of such deceased person, the person or persons entitled to receive such distribution (or part thereof, as the case may be) shall be the Non-Employee Director's executor or administrator.

      (d)   RELATIONSHIP OF NON-EMPLOYEE DIRECTOR:  A Non-Employee
            Director's relationship with the Company is not in fact and is not intended to be an employee-employer relationship, and nothing in this Plan shall be construed to create such a relationship.

      (e) ADMINISTRATION: The Compensation Committee of the Board of Directors of Magna Group, Inc. shall administer the Plan, including the adoption of rules or the preparation of forms to be used in its operation, and to interpret and apply the provisions hereof as well as any rules which it may adopt. In addition, the Board may appoint other individuals, firms or organizations to act as agent of the Company in carrying out administrative duties under the Plan. Except as may be provided in a Rabbi Trust, the decisions of the Committee, including, but not limited to, interpretations and determinations of amounts due under this Plan, shall be final and binding on all parties.

      (f) GOVERNING LAW: The validity, construction and effect of the Plan and any actions taken or relating to the Plan, shall be determined in accordance with the laws of the State of Missouri without regard to its conflict of law rules, and applicable federal law.

      (g) RIGHTS AS A STOCKHOLDER: A Non-Employee Director shall have no rights as a stockholder with respect to a Stock Unit until the Non-Employee Director actually becomes a holder of record of Shares distributed with respect thereto.

      (h) NOTICES: All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand delivered, or if mailed by certified mail, addressed to the Non-Employee Director at the address


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            contained in the records of the Company or to the Company
            at its principal office, as applicable.


      IN WITNESS WHEREOF, Magna Group, Inc. has adopted the foregoing instrument this 1st day of September, 1996, as amended and restated as of the 18th day of March, 1998.

                                          MAGNA GROUP, INC.

                                          By  /s/ G. Thomas Andes
                                             ---------------------------------

                                          Title  Chairman of the Board
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